                                                     PRELIMINARY PROXY STATEMENT

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[_] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to SS.240.14a-12



--------------------------------------------------------------------------------
                 HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


________________________________________________________________________________
1)   Title of each class of securities to which transaction applies:



________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:



________________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):



________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:



________________________________________________________________________________
5)   Total fee paid:



________________________________________________________________________________
     [_]  Fee paid previously with preliminary materials.

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

________________________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
          3)   Filing Party:

________________________________________________________________________________
          4)   Date Filed:

________________________________________________________________________________

                                                    PRELIMINARY PROXY STATEMENT


                THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
         One Liberty Plaza, 36th floor, o New York, New York 10006-1404

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                                October 1, 2003

To the Stockholders:

         A Special Meeting of Stockholders of The Hyperion Strategic Mortgage Income Fund, Inc. (the "Fund") will be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on December 9, 2003, at 9:00 a.m., for the following purpose:

         1. To approve a new Investment Sub-Advisory Agreement between Hyperion Capital Management, Inc. and Hyperion GMAC Capital Advisors, LLC (Proposal 1).

         2. To transact any other business that may properly come before the meeting.

         The close of business on September 26, 2003 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

                                     By Order of the Board of Directors,

                                     Joseph Tropeano
                                     Secretary

                      WE NEED YOUR PROXY VOTE IMMEDIATELY.

YOU MAY THINK YOUR VOTE IS NOT IMPORTANT, BUT IT IS VITAL. THE MEETING OF STOCKHOLDERS OF THE FUND WILL BE UNABLE TO CONDUCT ANY BUSINESS IF LESS THAN A MAJORITY OF THE SHARES ELIGIBLE TO VOTE IS REPRESENTED. IN THAT EVENT, THE FUND, AT THE STOCKHOLDERS' EXPENSE, WOULD CONTINUE TO SOLICIT VOTES IN AN ATTEMPT TO ACHIEVE A QUORUM. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLE THE FUND TO HOLD THE MEETING AS SCHEDULED, SO PLEASE RETURN YOUR PROXY CARD IMMEDIATELY. YOU AND ALL OTHER STOCKHOLDERS WILL BENEFIT FROM YOUR COOPERATION.

                                                    PRELIMINARY PROXY STATEMENT


                      Instructions for Signing Proxy Cards

         The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

         1. Individual Accounts. Sign your name exactly as it appears in the registration on the proxy card.

         2. Joint Accounts. Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration.

         3. All Other Accounts. The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

Registration                                         Valid Signature
------------                                         ---------------

Corporate Accounts

     (1)  ABC Corp.                                 ABC Corp.
     (2)  ABC Corp.                                 John Doe, Treasurer
     (3)  ABC Corp. c/o John Doe, Treasurer         John Doe
     (4)  ABC Corp. Profit Sharing Plan             John Doe, Trustee

Trust Accounts

     (1)  ABC Trust                                 John B. Doe, Trustee
     (2)  Jane B. Doe, Trustee u/t/d 12/28/78       Jane B. Doe

Custodial or Estate Accounts

     (1)  John B. Smith, Cust.                      John B. Smith
          f/b/o John B. Smith, Jr.
          UGMA
     (2)  John B. Smith                             John B. Smith, Jr., Executor

                                                    PRELIMINARY PROXY STATEMENT


                THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
          One Liberty Plaza, 36th floor o New York, New York 10006-1404

                                 PROXY STATEMENT

         This proxy statement is furnished in connection with a solicitation by the Board of Directors of The Hyperion Strategic Mortgage Income Fund, Inc. (the "Fund") of proxies to be used at the Special Meeting of Stockholders of the Fund to be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, at 9:00 a.m. on December 9, 2003 (and at any adjournment or adjournments thereof) for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about October 1, 2003. Stockholders who execute proxies retain the right to revoke them by written notice received by the Secretary of the Fund at any time before they are voted. Unrevoked proxies will be voted in accordance with the specifications thereon and, unless specified to the contrary, will be voted FOR the approval of the new Investment Sub-Advisory Agreement. The close of business on September 26, 2003 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. Each stockholder is entitled to one vote for each share held. On the record date there were ________ shares outstanding.

         For purposes of determining the presence of a quorum for transacting business at the Meeting, executed proxies marked as abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present for quorum purposes but which have not been voted. Accordingly, abstentions and broker non-votes will effectively be a vote against adjournment and against Proposal 1 for which the required vote is approval by a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                                  ANNUAL REPORT

         The Fund will furnish, without charge, a copy of its annual report to any stockholder upon request. Stockholders should contact the Fund at 1-800-497-3746 or write the Fund at Attn: Shareholder Services, The Hyperion Strategic Mortgage Income Fund, Inc., One Liberty Plaza, 36th floor, New York, New York 10006-1404.

          PROPOSAL 1: APPROVAL OF NEW INVESTMENT SUB-ADVISORY AGREEMENT

         Hyperion Capital Management, Inc. (the "Advisor") serves as investment advisor to the Fund pursuant to an Investment Advisory Agreement between the Fund and the Advisor dated June 18, 2002 (the "Investment Advisory Agreement"). Pursuant to a sub-advisory agreement of the same date, the Advisor had engaged Lend Lease Hyperion Capital Advisors, LLC ("Lend Lease Hyperion") to provide sub-investment advisory services (the "Investment Sub-Advisory Agreement") for investments in commercial mortgage-backed securities ("CMBS"). Lend Lease Hyperion was a joint venture equally co-owned by the Advisor and Lend Lease Real Estate Investments, Inc. ("LLREI"). On August 12, 2003, GMAC Commercial Mortgage Corporation purchased the assets of LLREI. As a result, the Investment Sub-Advisory Agreement terminated automatically by its terms due to a change of control of Lend Lease Hyperion. Under the 1940 Act, the transfer of a controlling interest in an advisor is deemed to be an assignment of the advisor's advisory contracts and results in the automatic termination of the contract.

                                                    PRELIMINARY PROXY STATEMENT


         At a special meeting held on April 15, 2003, the Board was presented with information concerning a possible change of control of Lend Lease Hyperion. In anticipation of Lend Lease Hyperion's change of control and the resulting automatic termination of the Investment Sub-Advisory Agreement, the Board, including a majority of the Directors who are not interested persons, determined that it was in the best interests of the Fund and its stockholders for the Advisor (1) to enter into an Interim Investment Sub-Advisory Agreement (the "Interim Agreement") with Hyperion GMAC Capital Advisors, LLC ("Hyperion/GMAC") effective when the Lend Lease Hyperion change of control was completed, and (2) to enter into a new Investment Sub-Advisory Agreement (the "New Sub-Advisory Agreement") with Hyperion/GMAC. (Please see the section entitled "Board Considerations Relating to the New Sub-Advisory Agreement" for factors that the Board considered in making such determination.) The Interim Agreement will terminate automatically on the earlier of 150 days from its effective date of August 12, 2003 or the date on which the Fund's stockholders approve the New Sub-Advisory Agreement. The same fee paid under the Investment Sub-Advisory Agreement will be paid by the Advisor to Hyperion/GMAC under the Interim Agreement as follows:

                  For CMBS rated:                           Annual fee:
                  ---------------                           -----------
                  AAA, AA                                   0.13%
                  A                                         0.18%
                  BBB                                       0.25%
                  BB                                        0.50%
                  B                                         0.75%
                  Unrated                                   1.00%

         As explained in more detail below, stockholders are being asked to approve the New Sub-Advisory Agreement between the Advisor and Hyperion/GMAC. The New Sub-Advisory Agreement will contain the same terms as those in the Investment Sub-Advisory Agreement and the Interim Agreement.

Hyperion/GMAC

         Hyperion/GMAC, a registered investment advisor, is a Delaware limited liability company. Hyperion/GMAC was organized in 1995 as Equitable Real Estate Hyperion Capital Advisors, LLC and changed its name in 1998 to Lend Lease Hyperion Capital Advisors, LLC and in 2003 to Hyperion GMAC Capital Advisors, LLC. Hyperion/GMAC (formerly Lend Lease Hyperion) managed approximately $1.37 billion of assets as of June 30, 2003. The business address of Hyperion/GMAC is One Liberty Plaza, 36th floor, New York, New York 10006-1404. Hyperion/GMAC is owned (50% each) by the Advisor and GMAC Institutional Advisors, LLC. GMAC Commercial Mortgage Corporation is the owner of GMAC Institutional Advisors, LLC. GMAC Commercial Holding Corporation is a controlling shareholder of GMAC Commercial Mortgage Corporation. GMAC Mortgage Group, Inc. is a controlling shareholder of GMAC Commercial Holding Corporation. General Motors Acceptance Corporation ("GMAC") is a controlling shareholder of GMAC Mortgage Group, Inc. General Motors Corporation is a controlling shareholder of GMAC. If the New Sub-Advisory Agreement is approved, an investment committee (consisting of Clifford E. Lai, John H. Dolan, Thomas H. Mattinson and Kurt L. Wright) will serve as portfolio manager of the CMBS.

                                                    PRELIMINARY PROXY STATEMENT


         The following are the principal executive Officers and Managers of Hyperion/GMAC, along with their addresses and principal occupations:


----------------------------- -------------------------------------------- ----------------------------------------------
Name                          Address                                      Principal Occupation
----------------------------- -------------------------------------------- ----------------------------------------------
Clifford E. Lai               One Liberty Plaza, 36th Floor, New York,     Hyperion GMAC Capital Advisors, LLC New York,
Co-Chairman                   New York 10006-1404                          NY - May 1995 to Present; Co-Chairman, Board of
Board of Managers                                                          Managers, Investment Committee Member (formerly
                                                                           Lend Lease Hyperion Capital Advisors, LLC)
                                                                           Hyperion Capital Management, Inc., New York, NY
                                                                           - March 1993 to Present; President and Board
                                                                           Director AIG-Hyperion Investment Management LP,
                                                                           New York, NY - September 1993 to Present;
                                                                           President, CEO, Secretary & Class "B" Director
                                                                           of the General Partner
----------------------------- -------------------------------------------- ----------------------------------------------
Thomas H. Mattinson           One Liberty Plaza, 36th Floor, New York,     Hyperion GMAC Capital Advisors, LLC New York,
Co-Chairman                   New York 10006-1404                          NY - August 2003 to Present; Co-Chairman, Board
Board of Managers                                                          of Managers, Investment Committee Member
                                                                           (formerly Lend Lease Hyperion Capital Advisors,
                                                                           LLC) GMAC Institutional Advisors, LLC
                                                                           Alpharetta, GA - October 2000 to Present;
                                                                           Senior Vice President GMAC Commercial Mortgage
                                                                           Corporation, Atlanta, GA - September 2000 to
                                                                           Present; Senior Vice President
----------------------------- -------------------------------------------- ----------------------------------------------
John H. Dolan                 One Liberty Plaza, 36th Floor, New York,     Hyperion GMAC Capital Advisors, LLC New York,
Board of Managers             New York 10006-1404                          NY - February 1999 to Present (formerly Lend
                                                                           Lease Hyperion Capital Advisors, LLC); Board of
                                                                           Managers, Investment Committee Member Hyperion
                                                                           Capital Management, Inc., New York, NY -
                                                                           January 1998 to Present; Managing Director &
                                                                           Chief Investment Officer
----------------------------- -------------------------------------------- ----------------------------------------------


                                                    PRELIMINARY PROXY STATEMENT


----------------------------- -------------------------------------------- ----------------------------------------------
Name                          Address                                      Principal Occupation
----------------------------- -------------------------------------------- ----------------------------------------------
Jeffrey C. Williams           One Liberty Plaza, 36th Floor, New York,     Hyperion GMAC Capital Advisors, LLC, New
Board of Managers             New York 10006-1404                          York, NY - August 2003 to Present; Board of
                                                                           Managers; Investment Committee - Alternate
                                                                           (formerly Lend Lease Hyperion Capital
                                                                           Advisors, LLC)
                                                                           GMAC Institutional Advisors, LLC,
                                                                           Alpharetta, GA - August 2003 to Present;
                                                                           Board of Managers
----------------------------- -------------------------------------------- ----------------------------------------------
Thomas F. Doodian             One Liberty Plaza, 36th Floor, New York,     Hyperion GMAC Capital Advisors, LLC, New
Treasurer                     New York 10006-1404                          York, NY - October 1996 to Present;
                                                                           Controller; Board of Managers - Alternate
                                                                           (formerly Lend Lease Hyperion Capital
                                                                           Advisors, LLC)
                                                                           Hyperion Capital Management, Inc., New York,
                                                                           NY - July 1995 to Present; Managing
                                                                           Director, Chief Operating Officer, and
                                                                           Controller
----------------------------- -------------------------------------------- ----------------------------------------------
Joseph Tropeano               One Liberty Plaza, 36th Floor, New York,     Hyperion GMAC Capital Advisors, LLC, New
Secretary                     New York 10006-1404                          York, NY - May 1995 to Present; Secretary
                                                                           and Compliance Officer (formerly Lend Lease
                                                                           Hyperion Capital Advisors, LLC)
                                                                           Hyperion Capital Management, Inc., New York,
                                                                           NY - December 1993 to Present; Corporate
                                                                           Secretary, Director and Compliance Officer
                                                                           AIG - Hyperion Investment Management L.P.,
                                                                           New York, NY - March 1994 to Present;
                                                                           Compliance Officer and Assistant Secretary
                                                                           of General Partner
----------------------------- -------------------------------------------- ----------------------------------------------

The Investment Sub-Advisory Agreement

         The Investment Sub-Advisory Agreement was approved by the sole stockholder of the Fund on July 11, 2002 and provided that it would continue from year to year, but only so long as such continuation was specifically approved at least annually by both (1) the vote of a majority of the Board of Directors or the vote of a majority of the outstanding voting securities of the Fund (as provided in the 1940 Act) and (2) by the vote of a majority of the Directors who are not interested persons cast in person at a meeting called for the purpose of voting on such approval. The Investment Sub-Advisory Agreement could be terminated at any time, without the payment of any penalty, with 60 days' written notice by either party to the other. Any termination by the Adviser must have been directed or approved by the vote of a majority of the Directors of the Fund in office at the time or by the vote of the holders of a "majority" (as defined in the 1940 Act) of the voting securities of the Fund at the time outstanding and entitled to vote. The Investment Sub-Advisory Agreement provided that it would terminate automatically in the event of an assignment. The Investment Sub-Advisory Agreement also provided that Lend Lease Hyperion would not be liable for any error of judgment or mistake of law, any loss arising out of any investment, or any act or omission taken with respect to the Fund, except for willful misfeasance, bad faith, or gross negligence in performance of its duties, or by reason of reckless disregard of its obligations and duties thereunder.

                                                    PRELIMINARY PROXY STATEMENT


         The Investment Sub-Advisory Agreement provided, among other things, that Lend Lease Hyperion would bear all expenses of its employees and overhead incurred in connection with its duties under the Investment Sub-Advisory Agreement. It also provided that the Advisor would pay on a monthly basis to Lend Lease Hyperion an annual fee for Lend Lease Hyperion's services as set forth above. The Advisor paid Lend Lease Hyperion's fee out of the fee that the Advisor received from the Fund. From the Fund's inception on July 26, 2002, until the Fund's fiscal year end on November 30, 2002, the Fund paid the Advisor $309,792 in investment advisory fees. Investment advisory fees paid by the Advisor to Lend Lease Hyperion during the same period amounted to $40,128.

The New Sub-Advisory Agreement

         Pursuant to the New Sub-Advisory Agreement, the Advisor will engage Hyperion/GMAC to provide sub-investment advisory services for the Fund's investments in CMBS. Although Hyperion/GMAC will make all decisions with respect to the Fund's investments in CMBS on behalf of the Advisor, the amount of the Fund's assets invested in CMBS will be determined by the Advisor.

         The New Sub-Advisory Agreement is the same in all material respects as the Investment Sub-Advisory Agreement. Thus, the key terms of the New Sub-Advisory Agreement are set out in detail above, under the heading "The Investment Sub-Advisory Agreement."

         A form of the New Sub-Advisory Agreement is attached to this Proxy Statement as Exhibit A. Hyperion/GMAC will supervise and arrange the purchase and sale of CMBS for the Fund. All services under the New Sub-Advisory Agreement must be provided in accordance with the provisions of the 1940 Act and any rules or regulations thereunder, the Securities Act of 1933 and any rules or regulations thereunder, the Internal Revenue Code, any other applicable provision of law, the Fund's charter and by-laws, any policies adopted by the Fund's Board of Directors, and the investment policies of the Fund as disclosed in its registration statement on file with the SEC, as amended from time to time.

         If approved by stockholders, the New Sub-Advisory Agreement will be effective December 9, 2003, and will continue in effect until December 9, 2005. Thereafter, the New Sub-Advisory Agreement will continue in effect for successive annual periods, provided its continuance is approved at least annually by (1) a majority vote, cast in person at a meeting called for that purpose, of the Fund's directors or (2) a vote of the holders of a majority of the outstanding voting securities (as defined by the 1940 Act) of the Fund and
(3) in either event by a majority of the Directors who are not interested persons.

Board Considerations Relating to the New Sub-Advisory Agreement

         On April 15, 2003, the Board of Directors considered the New Sub-Advisory Agreement and determined that approving the New Sub-Advisory Agreement was in the best interests of the stockholders. At the meeting, senior officers of the Advisor discussed the reasons for replacing Lend Lease Hyperion with Hyperion/GMAC in the event of Lend Lease Hyperion's change of control. The Board of Directors considered a wide range of information, including information of the type they regularly consider when determining to continue the Fund's Investment Sub-Advisory Agreement. In determining that the New Sub-Advisory Agreement was in the best interests of the stockholders, the Board of Directors considered, among other things:

                                                    PRELIMINARY PROXY STATEMENT

         (1) that Hyperion/GMAC would continue the business of Lend Lease Hyperion, would retain most of the personnel of Lend Lease Hyperion, and would have access to the research and credit analysis previously done by Lend Lease Hyperion;

         (2) that Hyperion/GMAC would also have access to the resources and personnel of GMAC, a large commercial real estate investor;

         (3)      that the Advisor would continue to own 50% of the new entity;
                  and

         (4) that fees would stay the same and would be paid by the Advisor.

         After carefully considering the information described above, the Directors who are not interested persons unanimously voted to approve the New Sub-Advisory Agreement and to recommend that the Fund's stockholders vote to approve the New Sub-Advisory Agreement.

Required Vote

         Approval of the New Sub-Advisory Agreement requires the vote of a majority of the Fund's outstanding voting securities, as defined in the 1940 Act. A "majority of the outstanding voting securities" of the Fund, as defined in the 1940 Act, means the lesser of (a) 67% or more of the shares of the Fund present at the Meeting if the owners of more than 50% of the shares of the Fund entitled to vote at the Meeting are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund entitled to vote at the Meeting. There are several alternatives the Board may consider if the New Sub-Advisory Agreement is not approved: (1) the possibility of negotiating a different compensation scheme, (2) the possibility of terminating the current sub-advisory arrangement and retaining another sub-advisor for the Fund, (3) the possibility of terminating the current sub-advisory arrangement and not retaining another sub-advisor for the Fund, or (4) retaining internal management for the Fund's investments in CMBS.

                             ADDITIONAL INFORMATION

The Advisor

         The Advisor is a Delaware corporation organized in February 1989 and a registered investment advisor under the Investment Advisers Act of 1940, as amended. The business address of the Advisor and its officers and directors is One Liberty Plaza, 36th floor, New York, New York 10006-1404. Subject to the authority of the Board of Directors, the Advisor is responsible for overall management of the Fund's business affairs. As of June 30, 2003, the Advisor had approximately $7 billion in assets under management. The Advisor's clients include pensions, foundations and endowments, insurance companies and closed-end mutual funds. In its investment process, the Advisor focuses on relative value opportunities, particularly in the MBS and ABS markets.

         The Advisor is a subsidiary of HCM Holdings, Inc. ("HHI"). LSR Capital HCM, L.L.C. ("LSR") owns 61.75% of HHI. LSR Hyperion Corp. is the managing member of LSR. Lewis S. Ranieri is the sole shareholder of LSR Hyperion Corp.

         Lewis S. Ranieri, a former Vice Chairman of Salomon Brothers Inc ("Salomon Brothers"), is the Chairman of the Board of the Advisor and Chairman and Director of the Fund. Mr. Andrew Carter is Vice Chairman of the Advisor, but does not serve on the Advisor's Board of Directors. Clifford E. Lai, the President of the Fund, is the President and a Director of the Advisor. Mr. John Feeney is a Director and Managing Director, Marketing of the Advisor. Mr. John
H. Dolan is a Managing Director and Chief Investment Officer of the Advisor and Vice President of the Fund. Mr. Thomas F. Doodian, Treasurer of the Fund, is a Managing Director, Chief Operating Officer and Controller of the Advisor. Mr. Joseph Tropeano, Secretary of the Fund, is Secretary, Director and Compliance Officer of the Advisor.

                                                    PRELIMINARY PROXY STATEMENT

         The Advisor provides advisory services to several other registered investment companies which invest in MBS. Its management includes several individuals with extensive experience in originating, evaluating and investing in MBS, RMBS and ABS, and in using hedging techniques. Lewis S. Ranieri was instrumental in the development of the secondary MBS market and the creation and development of secondary markets for conventional mortgage loans, COs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and U.S. Government guaranteed areas. Clifford E. Lai was Managing Director and Chief Investment Strategist for Fixed Income at First Boston Asset Management Corporation. John
H. Dolan, Director and Chief Investment Officer of the Advisor, is primarily responsible for the day-to-day management of the Fund's assets. Mr. Dolan was recently appointed as Chief Investment Officer of the Advisor and has served as Chief Investment Strategist of the Advisor since 1998. Formerly, Mr. Dolan was a Managing Director at Bankers Trust.

The Administrator

         The Fund has entered into an Administration Agreement with Hyperion Capital Management, Inc. (the "Administrator"). The Administrator performs administrative services necessary for the operation of the Fund, including maintaining certain books and records of the Fund, and preparing reports and other documents required by federal, state, and other applicable laws and regulations, and provides the Fund with administrative office facilities. For these services, the Fund pays a fee monthly at an annual rate of 0.20% of its average weekly assets. For the period beginning July 26, 2002, and ending November 30, 2002, the Administrator earned $99,521 in administration fees, of which the Administrator waived $4,201. In addition, the Administrator has entered into Administration Agreements with two other investment companies, with the following fee structure:


Name                                      Administration Fee
---------------------------------         ----------------------------------------------------------------
The Hyperion Total Return Fund, Inc.      a monthly fee paid at an annual rate of:
                                          0.20% of its average weekly net assets

Hyperion 2005 Investment Grade            a monthly fee paid at an annual rate of:
Opportunity Term Trust, Inc.              0.17% of the first $100 million of its average weekly net assets
                                          0.145% of the next $150 million
                                          0.12% of any amounts above $250 million

Investment Companies Managed by the Advisor

         The Advisor provides advisory services to several other registered investment companies, all of which invest in mortgage-backed securities. Its management includes several individuals with extensive experience in creating, evaluating and investing in mortgage-backed securities, derivative mortgage-backed securities and asset-backed securities, and in using hedging techniques. Lewis S. Ranieri, Chairman of the Advisor and of the Fund, was instrumental in the development of the secondary mortgage-backed securities market and the creation and development of secondary markets for conventional mortgage loans, CMOs and other mortgage-related securities. While at Salomon Brothers, Mr. Ranieri directed that firm's activities in the mortgage, real estate and government guaranteed areas. Clifford E. Lai, President of the Advisor and President of the Fund, was Managing Director and Chief Investment Strategist for Fixed Income for First Boston Asset Management Corporation.

                                                    PRELIMINARY PROXY STATEMENT

         In addition to acting as advisor to the Fund, the Advisor acts as investment advisor to the following other investment companies at the indicated annual compensation.


                                                                                             Approximate Net Assets
Name of Fund                                  Investment Advisory Fees                       at June 30, 2003
-------------------------------------         ----------------------------------------       ----------------------------
The Hyperion Total Return Fund, Inc.          0.65% of its average weekly net assets         $288,921,908

Hyperion 2005 Investment Grade                0.65% of its average weekly net assets         $165,489,799
Opportunity Term Trust, Inc.


Brokerage Commissions

         The Fund paid an aggregate of $712.50 in brokerage commissions, including futures commissions, on its securities purchases from July 26, 2002 until November 30, 2002, all of which were paid to entities that are not affiliated with the Fund or the Advisor.

         The Advisor and Hyperion/GMAC have discretion to select brokers and dealers to execute portfolio transactions initiated by the Advisor and Hyperion/GMAC and to select the markets in which such transactions are to be executed. The advisory agreements provide, in substance, that in executing portfolio transactions and selecting brokers or dealers, the primary responsibility of the Advisor and the Sub-Advisor is to seek the best combination of net price and execution for the Fund. It is expected that securities will ordinarily be purchased in primary markets, and that in assessing the best net price and execution available to the Fund, the Advisor and Hyperion/GMAC will consider all factors they deem relevant, including the price, dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operation facilities and the firm's risk in positioning the securities involved. Transactions in foreign securities markets may involve the payment of fixed brokerage commissions, which are generally higher than those in the United States.

         In selecting brokers or dealers to execute particular transactions and in evaluating the best net price and execution available, the Advisor and Hyperion/GMAC are authorized to consider "brokerage and research services" (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934). The Advisor and Hyperion/GMAC are also authorized to cause the Fund to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction. The Advisor and Hyperion/GMAC must determine in good faith, however, that such commission was reasonable in relation to the value of the brokerage and research services provided, viewed in terms of that particular transaction or in terms of all the accounts over which the Advisor or Hyperion/GMAC exercise investment discretion. Research services furnished by brokers through whom the Fund effects securities transactions may be used by the Advisor and Hyperion/GMAC in servicing all of the accounts for which investment discretion is exercised by the Advisor or Hyperion/GMAC, and not all such services may be used by the Advisor or Hyperion/GMAC in connection with the Fund.

                                                    PRELIMINARY PROXY STATEMENT

                                PRINCIPAL HOLDERS

         To the best of the Fund's knowledge, as of July 31, 2003, no person owned beneficially more than 5% of the Fund's outstanding shares.

                                 OTHER BUSINESS

         The Board of Directors of the Fund does not know of any other matter which may come before the meeting. If any other matter properly comes before the meeting, it is the intention of the persons named in the proxy to vote the proxies in accordance with their judgment on that matter.

                    PROPOSALS TO BE SUBMITTED BY STOCKHOLDERS

         All proposals by stockholders of the Fund that are intended to be presented at the Fund's next Annual Meeting of Stockholders to be held in 2004 must be received by the Fund for inclusion in the Fund's proxy statement and proxy relating to that meeting no later than November 1, 2003.

                         EXPENSES OF PROXY SOLICITATION

         The cost of preparing and assembling material in connection with this solicitation of proxies will be borne by Hyperion/GMAC. The cost of mailing material in connection with this solicitation of proxies will be borne by Hyperion/GMAC. In addition to the use of the mails, proxies may be solicited personally by regular employees of the Fund, Hyperion Capital Management, Inc., or Georgeson Shareholder, paid solicitors for the Fund, or by telephone or telegraph. The anticipated cost of solicitation by the paid solicitors will be approximately $35,000. The Fund's agreement with Georgeson Shareholder provides that such paid solicitors will perform a broker search and deliver proxies in return for the payment of their fee plus the expenses associated with this proxy solicitation. Brokerage houses, banks and other fiduciaries will be requested to forward proxy solicitation material to their principals to obtain authorization for the execution of proxies, and they will be reimbursed by the Fund for out-of-pocket expenses incurred in this connection.


October 1, 2003

                                    EXHIBIT A
                                    ---------

                    FORM OF INVESTMENT SUB-ADVISORY AGREEMENT
                    -----------------------------------------

         AGREEMENT, dated _____, 2003, between Hyperion Capital Management, Inc. (the "Adviser"), a Delaware corporation, and Hyperion GMAC Capital Advisors, L.L.C. (the "Sub-Adviser"), a Delaware limited liability company.

         WHEREAS, the Adviser has entered into an Investment Advisory Agreement (the "Advisory Agreement") as of June 18, 2002, with The Hyperion Strategic Mortgage Income Fund, Inc. (the "Fund"), a Maryland corporation; and

         WHEREAS, the Adviser seeks to retain the Sub-Adviser in connection with the Adviser's duties and obligations under said Investment Advisory Agreement and the Sub-Adviser desires to provide such assistance.

         NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. In General

            The Sub-Adviser agrees, all as more fully set forth herein, to act as investment adviser to the Adviser with respect to the investment of that portion of the Fund's assets constituting commercial mortgage-backed securities ("CMBS") and to provide investment research and advice with respect to, supervise and arrange the purchase of CMBS for and the sale of CMBS held in the investment portfolio of the Fund (the CMBS portion of the Fund's portfolio is referred to herein as the "Portfolio").

         2. Duties and Obligations of the Sub-Adviser with Respect to Investments of Assets of the Fund

            (a) Subject to the succeeding provisions of this paragraph and subject to the direction and control of the Adviser, the Sub-Adviser shall (i) act as investment adviser for and supervise and manage the investment and reinvestment of the Portfolio only and in connection therewith have complete discretion in purchasing and selling CMBS for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities on behalf of the Fund; (ii) supervise continuously the investment program of the Fund and the composition of its investment portfolio only as such program and portfolio pertain to CMBS; and (iii) arrange, subject to the provisions of paragraph 3 hereof, for the purchase and sale of CMBS held in the Portfolio.

            (b) In the performance of its duties under this Agreement, the Sub-Adviser shall at all times conform to, and act in accordance with, any requirements imposed by (i) the provisions of the Investment Company Act of 1940 (the "Act"), and of any rules or regulations in force thereunder; (ii) the provisions of Subchapter M of the Internal Revenue Code of 1986, as amended, and of any rules or regulations in force thereunder; (iii) any other applicable provision of law; (iv) any policies and determinations of the Board of Directors of the Fund and of the Adviser; and (v) the provisions of the Articles of Incorporation and By-Laws of the Fund, as such documents are amended from time to time.

            (c) The Sub-Adviser will bear all costs and expenses of its members and employees and any overhead incurred in connection with its duties hereunder and shall bear the costs of any salaries or directors fees of any officers or directors of the Fund who are affiliated persons (as defined in the Act) of the Sub-Adviser.

            (d) The Sub-Adviser shall give the Adviser the benefit of its best judgment and effort in rendering services hereunder, but the Sub-Adviser shall not be liable for any act or omission or for any loss sustained by the Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

            (e) Nothing in this Agreement shall prevent the Sub-Adviser or any director, officer, employee or other affiliate thereof from acting as investment adviser for any other person, firm or corporation, or from engaging in any other lawful activity, and shall not in any way limit or restrict the Sub-Adviser or any of its partners, officers, employees or agents from buying, selling or trading any securities for its or their own accounts or for the accounts of others for whom it or they may be acting, provided, however, that the Sub-Adviser will undertake no activities which, in its judgment, will adversely affect the performance of its obligations under this Agreement.

            (f) (i) The Adviser will have sole and absolute discretion to determine the amount or percentage of Fund assets to be invested in CMBS. The Sub-Adviser shall invest that portion of the Fund's assets designated by the Adviser for CMBS as soon as practicable or at such later time as the Adviser may direct after such funds are made available for investment. From time to time the Adviser may determine to increase or decrease the amount or percentage of Fund assets to be invested in CMBS. If the Adviser determines to increase such amount or percentage, the Sub-Adviser shall invest such additional funds in CMBS as soon as practicable, or at such later time as the Adviser may direct, after (i) notice of such increase is given to the Sub-Adviser and (ii) such additional funds are made available for investment. If, on the other hand, the Adviser determines to decrease such amount or percentage, the Sub-Adviser shall, as soon as practicable, or at such later time as the Adviser may direct, after notice of such decrease is given to the Sub-Adviser, liquidate that portion of the Portfolio required for the Portfolio to represent the desired amount or percentage of the Fund assets and cause such liquidated assets to be available to the Adviser.

                (ii) Hedging of positions in the Portfolio, if any, will be undertaken by the Adviser in consultation with the Sub-Adviser.

            (g) The Sub-Adviser shall provide the Adviser with monthly reports within 5 business days of the end of each month and quarterly reports within 7 business days of the end of each calendar quarter. Such reports shall include (i) an itemized print-out of the Portfolio as of the last day of the period, including the current market value thereof
         (ii) a statement of the Sub-Adviser's advice concerning the Fund's investments in CMBS in light of the objectives of the Fund and the then current market conditions, (iii) a print-out of the performance of the Portfolio relative to a mutually agreed upon CMBS securities index, and
         (iv) such other information as the Adviser may from time to time reasonably request.

         3. Portfolio Transactions and Brokerage

            The Sub-Adviser is authorized, for the purchase and sale of the securities in the Portfolio, to employ such securities dealers as may, in the judgment of the Sub-Adviser, implement the policy of the Fund to obtain the best net results taking into account such factors as price, including dealer spread, the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities and the firm's risk in positioning the securities involved. Consistent with this policy, the Sub-Adviser is authorized to direct the execution of Portfolio transactions to dealers and brokers furnishing statistical information or research deemed by the Sub-Adviser to be useful or valuable to the performance of its investment advisory functions for the Portfolio. In addition, the Sub-Adviser may give proper instructions to the Fund's custodian in connection with the purchase or sale of CMBS. The Adviser, upon the Sub-Adviser's request, shall confirm such authority to the Custodian.

         4. Compensation of the Sub-Adviser

            (a) The Adviser agrees to pay to the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a fee computed and payable monthly in an amount as attached on Schedule A per annum of the Portfolio's average weekly net assets on an annualized basis, for the then-current fiscal year. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

            (b) For purposes of this Agreement, the average weekly net assets of the Portfolio shall mean the average weekly value of the total assets of the Portfolio, minus the sum of (i) accrued liabilities (including accrued expenses) directly related to the Portfolio, (ii) that percent of both declared and unpaid dividends on the Common Shares issued by the Fund and any Preferred Shares issued by the Fund (the "Preferred Shares") and any accumulated dividends on any Preferred Shares, but without deducting the aggregate liquidation value of the Preferred Shares, that is equal to the percent of the Fund's assets that the Portfolio represents, and (iii) that percent of accrued liabilities related to the Fund in general that is equal to the percent of the Fund's assets that the Portfolio represents. The average weekly net assets of the Portfolio shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Fund for calculating the net asset value of the Fund's shares or delegating such calculations to third parties and such determination shall be binding on the Sub-Adviser.

         5. Indemnity

            (a) Subject to and only to the extent of the indemnification provided to the Adviser by the Fund in the Advisory Agreement, the Adviser hereby agrees to indemnify the Sub-Adviser and each of the Sub-Adviser's directors, officers, employees and agents (including any individual who serves at the Sub-Adviser's request as director, officer, partner, trustee or the like of another corporation or other entity in connection with the Sub-Adviser's duties under this Agreement) (each such person being an "indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable corporate law) reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth above in this Section 5 or thereafter by reason of his having acted in any such capacity, except with respect to any matter as to which he shall have been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and the Adviser and furthermore, in the case of any criminal proceeding, so long as he had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no indemnitee shall be indemnified hereunder against any liability to the Adviser or the Fund or its stockholders or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct"), (2) as to any matter disposed of by settlement or a compromise payment by such indemnitee, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination, in accordance with paragraph 5(c) below, that such settlement or compromise is in the best interests of the Fund and the Adviser and that such indemnitee appears to have acted in good faith in the reasonable belief that his action was in the best interest of the Fund and the Adviser and did not involve disabling conduct by such indemnitee, (3) with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee was authorized by the Adviser and
         (4) the indemnity provided herein shall only be effective if, and to the extent, the Adviser is indemnified by the Fund pursuant to the Advisory Agreement for the loss related to such indemnity.

            (b) To the extent made available to the Adviser pursuant to the Advisory Agreement, the Adviser shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Adviser receives a written affirmation of the indemnitee's good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to reimburse the Adviser, unless it is subsequently determined that it is entitled to such indemnification and if the Adviser and the directors of the Fund determine that the facts then known to them would not preclude indemnification. In addition, at least one of the following conditions must be met: (A) the indemnitee shall provide security for this undertaking, (B) the Adviser and the Fund shall be insured against losses arising by reason of any lawful advances, (C) a majority of a quorum consisting of directors of the Fund who are neither "interested persons" of the Fund (as defined in Section 2(a)(19) of the Act) nor parties to the proceeding ("Disinterested Non-Party Directors") or (D) an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

            (c) All determinations with respect to indemnification hereunder shall be made (1) by a final decision on the merits by a court or other body before whom the proceeding was brought that such indemnitee is not liable by reason of disabling conduct or, (2) in the absence of such a decision, by (i) the Advisor together with a majority vote of a quorum of the Disinterested Non-Party Directors of the Fund, or (ii) if such a quorum is not obtainable or even, if obtainable, if a majority vote of such quorum so directs, independent legal counsel in a written opinion. All determinations regarding advance payments in connection with the expense of defending any proceeding shall be authorized in accordance with the immediately preceding clause (2) above.

            The rights accruing to any indemnitee under these provisions shall not exclude any other right to which he may be lawfully entitled.

         6. Duration and Termination

            (a) This Agreement shall become effective on the date first set forth above and shall continue until _____________________, 2005. This Agreement shall continue thereafter from year to year, but only so long as such continuation is specifically approved at least annually in accordance with the requirements of the Investment Company Act of 1940.

            (b) This Agreement may be terminated by the Sub-Adviser at any time without penalty upon giving the Adviser sixty days' written notice (which notice may be waived by the Adviser) and may be terminated by the Adviser at any time without penalty upon giving the Sub-Adviser sixty days' notice (which notice may be waived by the Sub-Adviser); provided that such termination by the Adviser shall be effected if so directed or approved by the vote of a majority of the Directors of the Fund in office at the time or by the vote of the holders of a "majority" (as defined in the Investment Company Act of 1940) of the voting securities of the Fund at the time outstanding and entitled to vote. This Agreement shall terminate automatically in the event of its assignment (as "assignment" is defined in the Investment Company Act of 1940). The Sub-Adviser represents that it is a corporation and will notify the Adviser promptly after any change in control of such corporation, as defined in Section 2(a)(9) of the Act.

         7. Assignment

            This Agreement may not be assigned by either party hereto and will terminate upon assignment.

         8. Notices

            Any notice under this Agreement shall be in writing to the other party at such address as the other party may designate from time to time for the receipt of such notice and shall be deemed to be received on the date actually received.

         9. Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein without reference to choice of law principles thereof and in accordance with the applicable provisions of the Act.

            IN WITNESS WHEREOF, the parties hereto have caused the foregoing instrument to be executed by their duly authorized officers and their respective seals to be hereunto affixed, all as of the day and the year first above written.

                           HYPERION CAPITAL MANAGEMENT, INC.

                            By:
                                    ----------------------------



                            HYPERION GMAC CAPITAL ADVISORS, L.L.C.

                            By:
                                    ----------------------------

                                   SCHEDULE A
                                   ----------

                     For CMBS rated:          Annual fee:
                     ---------------          -----------
                     AAA, AA                  0.13%
                     A                        0.18%
                     BBB                      0.25%
                     BB                       0.50%
                     B                        0.75%
                     Unrated                  1.00%

                                      PROXY

                THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.

                 THIS PROXY SOLICITED ON BEHALF OF THE DIRECTORS

         The undersigned hereby appoints CLIFFORD E. LAI and JOSEPH TROPEANO each of them, attorneys and proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of The Hyperion Strategic Mortgage Income Fund, Inc. (the "Fund") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Fund to be held at The Downtown Association, 60 Pine Street (between William and Pearl Streets), New York, New York 10005, on December 9, 2003 at 9:00 a.m., and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have any may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                (Continued and to be signed on the reverse side)

-------------------------------------------------------------------------------
COMMENTS:

-------------------------------------------------------------------------------

                       SPECIAL MEETING OF STOCKHOLDERS OF
                THE HYPERION STRATEGIC MORTGAGE INCOME FUND, INC.
                                December 9, 2003

Please  date,  sign and mail your proxy card in
the envelope provided as soon as possible.
                                -------------------------  --------------------
                                COMPANY NUMBER
                                -------------------------  --------------------
                                ACCOUNT NUMBER
                                -------------------------  --------------------
                                NUMBER OF SHARES
                                -------------------------  --------------------

                Please detach and mail in the envelope provided.

--------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE
OR BLACK INK AS SHOWN HERE.  |X|
--------------------------------------------------------------------------------

                                                         For   Against   Abstain
1. Approval of New Investment Sub-Advisory Agreement.    |_|     |_|       |_|


This proxy, if properly executed, will be voted in the manner directed by the stockholder. If no direction is made, this proxy will be voted FOR the approval of the New Investment Sub-Advisory Agreement in Proposal 1. Please refer to the Proxy Statement for a discussion of the Proposal.

PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
|_|

Please check if you plan on attending the meeting. |_|

Signature of Stockholder _______________________________     Date:_____________

Signature of Stockholder _______________________________     Date:_____________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.